Exhibit 1.1

Executed Version

Memorial Resource Development Corp.

12,000,000 Shares

Common Stock

($0.01 par value)

Underwriting Agreement

New York, New York

September 21, 2015

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Memorial Resource Development Corp., a Delaware corporation (the “Company”), proposes to sell to Barclays Capital Inc. (the “Underwriter”) an aggregate of 12,000,000 shares of common stock, $0.01 par value (“Common Stock”) of the Company (the “Underwritten Securities”). In addition, the Company proposes to grant to the Underwriter an option to purchase up to 1,800,000 additional shares of Common Stock (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 20 hereof.

The Company, through MRD Operating LLC (“MRD Operating”), has entered into a Purchase and Sale Agreement (the “PSA”) with Rockcliff – QLS Joint Venture LLC, a Delaware limited liability company, dated as of September 21, 2015, relating to the purchase of certain oil and gas properties in North Louisiana (the “Acquisition”). The consummation of the Acquisition is not a condition to the closing of the offering of the Securities.

Reference herein to: (i) “MRD Entities” means the Company and its subsidiaries, other than the Partnership and its subsidiaries; (ii) the “Partnership” means Memorial Production Partners LP, a Delaware limited partnership; (iii) the “General Partner” means Memorial Production Partners GP LLC, a Delaware limited liability company and the sole general partner of the Partnership; and (iv) “MRD Properties” means the properties and assets owned by the MRD Entities. In addition, any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act prior to the Effective Date or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base

Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

1. Representations and Warranties.

(i) The Company represents and warrants to, and agrees with, the Underwriter as set forth below in this Section 1.

(a) The Company has prepared and filed with the Commission a registration statement (File Number 333-205565) on Form S-3, including a related preliminary prospectus for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company has filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Prospectuses relating to the Underwritten Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriter prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b) The Company meets the requirements for use of Form S-3 under the Act and the Underwritten Securities have been duly registered under the Act pursuant to the Registration Statement. The Registration Statement and any post-effective amendments thereto have become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Registration Statement was initially filed with the Commission on July 8, 2015.

(c)(A) At the respective times the Registration Statement or any amendments thereto were filed with the Commission, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at any time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c))

made any offer relating to the Underwritten Securities in reliance on the exemption of Rule 163 and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405, including not having been and not being an “ineligible issuer” as defined in Rule 405 in connection with the offering and sale of the Underwritten Securities hereunder (without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405). The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 and the Underwritten Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on such an “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to the use of the automatic shelf registration statement form.

(d) Each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the requirements of the Act, and did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, each Preliminary Prospectus or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement, each Preliminary Prospectus or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8(b) hereof.

(e) As of the Execution Time, the Closing Date and each settlement date, (i) the Disclosure Package, (ii) each electronic road show, when taken together as a whole with the Disclosure Package and (iii) any individual Written Testing-the-Waters Communication, when taken together as a whole with the Disclosure Package, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 8(b) hereof. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

(f) From the time of initial filing of the Registration Statement (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(g) The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Underwriter with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Underwriter to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriter has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

(h) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 8(b) hereof.

(i) Each of the MRD Entities has been duly formed and is validly existing as a limited partnership, limited liability company or corporation, as applicable, in good standing under the laws of its jurisdiction of organization with full power and authority to enter into and perform its respective obligations under this Agreement, to own or lease and to operate its properties currently owned or leased or to be owned or leased on the Closing Date and each settlement date and conduct its business as currently conducted or to be conducted on the Closing Date and each settlement date, in each case, as described in the Disclosure

Package and the Prospectus. Each of the MRD Entities is duly qualified to do business as a foreign limited partnership, limited liability company or corporation, as applicable, and is in good standing under the laws of each jurisdiction which requires, or at the Closing Date and each settlement date, will require, such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties, taken as a whole, whether or not arising from transactions in the ordinary course of business, on the MRD Entities, taken as a whole (a “Material Adverse Effect”).

(j) The Company owns all of the issued and outstanding membership interests of the General Partner; such membership interests are duly authorized and validly issued in accordance with the Third Amended and Restated Limited Liability Company Agreement of the General Partner, as in effect on the date hereof (the “GP LLC Agreement”), and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and the Company owns such membership interests free and clear of all liens, encumbrances, security interests, charges or other claims (collectively, “Liens”), except for restrictions on transferability contained in the GP LLC Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus; and on the Closing Date and each settlement date, no other interest in the General Partner will be outstanding.

(k) The General Partner is, and on the Closing Date and each settlement date, will be, the sole general partner of the Partnership with an approximate 0.1% general partner interest in the Partnership; such general partner interest has been, and on the Closing Date and each settlement date will be, duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of the Partnership, as in effect on the date hereof (the “Partnership Agreement”); and the General Partner owns, and will own on the Closing Date and each settlement date, such general partner interest free and clear of all Liens, except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus.

(l) The General Partner owns, and on the Closing Date and each settlement date, will own 50% of the Incentive Distribution Rights in the Partnership (as such term is defined in the Partnership Agreement, the “IDRs”) free and clear of all Liens, except for restrictions on transferability contained in the Partnership Agreement or as described in the Disclosure Package and the Prospectus; the IDRs and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act).

(m) Attached as Schedule IV is a true and complete list of each entity in which the Company has a direct or indirect majority equity or voting interest (each, a “Subsidiary” and, together, the “Subsidiaries”) and its jurisdiction of organization. All of the issued and outstanding equity interests of each Subsidiary have been duly and validly authorized and issued, are fully paid and (other than the general partner interests in the Partnership owned by the General Partner) are nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act, Sections 101.206 and 101.613 of the Texas Business Organizations Code or Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act), were not issued in violation of any preemptive or similar right and, except as set forth in the Disclosure Package and the Prospectus, are owned, directly or indirectly through Subsidiaries, by the Company (except with respect to limited partner interests in the Partnership owned by public unitholders) free and clear of all Liens, other than transfer restrictions imposed by the Act, the securities or “blue sky” laws of certain jurisdictions or pursuant to that certain credit agreement, dated as of December 14, 2011, by and among Memorial Production Operating LLC, as borrower, the Partnership, as parent guarantor, Wells Fargo Bank, National Association, as administrative agent for the lenders party thereto, JPMorgan Chase Bank, N.A., as syndication agent for the lenders party thereto, BNP Paribas, Citibank, N.A. and Comerica Bank, as co-documentation agents for the lenders party thereto, and the other lenders party thereto, as amended as of the date hereof (as amended or supplemented, the “2011 Credit Agreement”) or that certain credit agreement dated as of June 18, 2014, by and among the Company, as borrower, Bank of America, N.A., as administrative agent for the lenders party thereto, Citibank, N.A., as syndication agent for the lenders party thereto, JPMorgan Chase Bank, N.A., BMO Harris Bank, N.A., Comerica Bank, Credit Agricole Corporate and Investment Bank, Natixis, Union Bank, N.A. and Wells Fargo Bank, National Association, as co-documentation agents for the lenders party thereto, and the other lenders party thereto (as amended or supplemented, the “2014 Credit Agreement” and collectively with the 2011 Credit Agreement, the “Credit Agreements”).

(n) The Securities to be purchased by the Underwriter from the Company have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable.

(o) The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Description of Capital Stock”; all of the outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. Except as described in the Disclosure Package and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the MRD Entities or (ii) outstanding options or warrants to purchase any securities of the MRD Entities. Except as described in the Disclosure Package and the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company.

(p) The Company has all requisite power and authority to execute and deliver this Agreement. On the Closing Date and each settlement date, all corporate action required to be taken by the Company for the consummation of the transactions contemplated by this Agreement, shall have been validly taken.

(q) This Agreement has been duly authorized, executed and delivered by the Company.

(r) The PSA has been duly authorized and executed by MRD Operating and constitutes a valid and binding agreement, enforceable against MRD Operating in accordance with its terms, except to the extent that enforcement thereof may be limited in bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity whether enforcement is sought at law or in equity.

(s) None of (i) the offering, issuance and sale of the Securities by the Company, (ii) the execution, delivery and performance of this Agreement by the Company or the PSA by MRD Operating or (iii) the consummation of the transactions contemplated by this Agreement by the Company or the PSA by MRD Operating, (A) will conflict with, or will constitute a violation of the partnership agreement, limited liability company agreement, bylaws, certificate of limited partnership, certificate of formation, certificate of incorporation, conversion or other constituent document (collectively, the “Organizational Documents”) of any of the MRD Entities, (B) will conflict with, or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any MRD Entity is a party or bound or to which its property is subject, (C) will violate any statute, law, regulation, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any MRD Entity or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the MRD Entities (other than Liens created pursuant to the Credit Agreements), except for such conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) and (D), that individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(t) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental agency or body having jurisdiction over any of the MRD Entities or any of their properties or assets is required in connection with the consummation of the transactions contemplated by this Agreement or the PSA other than (A) registration of the Securities under the Act, which has been effected, (B) any necessary qualification under the securities or “blue sky” laws of the various jurisdictions in which the Securities are being offered by the Underwriter, (C) under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), (D) consents that have been, or on or prior to the Closing Date will be, obtained, (E) consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (F) as described in the Registration Statement, the Disclosure Package and the Prospectus.

(u) None of the MRD Entities is (i) in violation of any provision of its Organizational Documents, (ii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, governmental, regulatory or administrative authority, agency or body, arbitrator or other authority having jurisdiction over any of the MRD Entities or any of its properties, as applicable, or (iii) in breach, default (or an event that, with notice or lapse of time or both, would constitute such a breach or default) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument relating to the MRD Entities or MRD Properties to which it is a party or by which it or any of its properties may be bound, which in the case of either (ii) or (iii) would reasonably be expected to have, if continued, a Material Adverse Effect or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

(v) The Securities, when issued and delivered in accordance with the terms of this Agreement against payment therefor as provided herein, will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.

(w) No labor problem or dispute with the employees of any of the MRD Entities exists or, to the knowledge of the Company, is imminent that could have a Material Adverse Effect.

(x) The historical financial statements and schedules of the Company included or incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the predecessor to the Company and such other entities or businesses, as applicable, as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of Regulation S-X of the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved

(except as otherwise noted therein). The pro forma condensed combined financial statements included in or incorporated by reference into the Registration Statement, the Preliminary Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect an appropriate application of those adjustments to the historical combined financial statement amounts in the pro forma condensed combined financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus. The pro forma condensed combined financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act (including, without limitation, Regulations S-X and G of the Act), the Exchange Act, Item 10(e) under Regulation S-K and Financial Interpretation No. 46 and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. The other financial information of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus has been derived from the accounting records of the Company and fairly presents the information purported to be shown thereby, as of the dates and for the periods indicated. All information included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as defined in Regulation G of the Commission) complies in all material respects with Regulation G and Item 10 of Regulation S-K of the Commission, to the extent applicable.

(y) KPMG LLP, which has expressed its opinion with respect to the historical financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Registration Statement, Disclosure Package and Prospectus, is an independent registered public accounting firm within the meaning of the Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board, and any non-audit services provided by KPMG LLP to the MRD Entities have been approved by the Board of Directors or the audit committee of the Board of Directors of the Company. The reserve engineers who prepared the reports and audits upon which the estimates of the proved reserves of the MRD Properties disclosed in the Registration Statement, the Disclosure Package and the Prospectus were based, are independent petroleum engineers with respect to the MRD Entities and for the periods set forth in the Registration Statement, the Disclosure Package and the Prospectus.

(z) The oil and natural gas reserve estimates of the Company as of December 31, 2014 and the oil and natural gas reserve estimates of the Partnership as of December 31, 2014 contained in the Registration Statement, the Disclosure Package and the Prospectus are derived from reports that have been prepared, and audits that have been completed, for the Company reserves, by

Netherland, Sewell & Associates, Inc., and for the Partnership reserves, by Ryder Scott Company, L.P. and Netherland, Sewell & Associates, Inc., and such estimates fairly reflect, in all material respects, the oil and natural gas reserves attributable to such properties at the dates indicated therein and are in accordance, in all material respects, with Commission guidelines applied on a consistent basis throughout the periods involved.

(aa) Except as described in the Disclosure Package and the Prospectus, no action, suit, proceeding, inquiry or investigation by or before any court or governmental or other regulatory or administrative agency, authority or body or any arbitrator involving any of the MRD Entities or their property is pending or, to the knowledge of the MRD Entities, threatened or contemplated that (i) could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated herein or (ii) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(bb) Each of the MRD Entities has good and marketable title to, or has valid rights to lease or otherwise use, all items of real property and personal property that are material to the conduct of the respective businesses of the MRD Entities, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as (i) are described in the Disclosure Package and the Prospectus (ii) do not materially interfere with the use made and proposed to be made of such property by the MRD Entities and (iii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc) Each of the MRD Entities possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, except for such Governmental Licenses the failure of which to obtain, would not result in, individually or in the aggregate, a Material Adverse Effect; the MRD Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and, to the knowledge of the MRD Entities, none of the MRD Entities has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(dd) To the Company’s knowledge, there are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement.

(ee) Each of the MRD Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(ff) The MRD Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably adequate and customary in the businesses in which they are engaged, except for such policies of insurance the failure of which to obtain, would not result in, individually or in the aggregate, a Material Adverse Effect; all policies of insurance and any fidelity or surety bonds insuring the MRD Entities or their respective businesses, assets, employees, officers and directors are in full force and effect, except when the failure of such policies of insurance and any fidelity or surety bonds to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and the MRD Entities are in compliance with the terms of such policies and instruments in all material respects.

(gg) No MRD Entity is prohibited, directly or indirectly, from making any distribution with respect to its equity interests or from repaying any loans or advances to any other MRD Entity, except as described in or contemplated by the Disclosure Package and the Prospectus or arising under the Credit Agreements.

(hh) Each of the MRD Entities (i) is, and at all times prior hereto was, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) has not received notice or otherwise has knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the most recent Preliminary Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against any of the MRD Entities under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the MRD Entities are not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect, and (z) none of the MRD Entities anticipates material capital expenditures relating to Environmental Laws other than those incurred in the ordinary course of business.

(ii) The MRD Entities own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) that, to their knowledge after due inquiry, are necessary for the operations of the MRD Properties as now conducted or as proposed to be conducted in the Registration Statement, the Disclosure Package and the Prospectus, except to the extent that the failure to own, possess, license or have other rights in such Intellectual Property would not result in, individually or in the aggregate, a Material Adverse Effect.

(jj) No relationship, direct or indirect, exists between or among any MRD Entity, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of any MRD Entity, on the other hand, that is required to be described in the Preliminary Prospectus or the Prospectus and is not so described.

(kk) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the MRD Entities are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published governmental interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in Section 4043(c) ERISA) has occurred with respect to any “pension plan” (as defined in Section 3(2) of ERISA) for which any MRD Entities would have any liability, excluding any reportable event for which a waiver could apply; (iii) no MRD Entity has incurred, nor does any such entity reasonably expect to incur, liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (b) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published governmental interpretations thereunder (the “Code”)

with respect to any “pension plan”; (iv) each “pension plan” for which any MRD Entity would have any liability that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of the MRD Entities, nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification; and (v) no MRD Entity has incurred any material unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business) for which any MRD Entity could be liable.

(ll) Since the date of the latest audited financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, the MRD Properties have not sustained any loss or interference from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus and other than as would not reasonably be expected to have a Material Adverse Effect or prevent or materially interfere with or delay the consummation of the transactions contemplated by this Agreement. Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any Material Adverse Effect, except as described in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) or (ii) any dividend or distribution of any kind declared, paid or made by the Company, in each case other than as described in the Registration Statement, the Disclosure Package and the Prospectus.

(mm) The information in the Disclosure Package and the Prospectus under the captions “Business—Regulation of the Oil and Natural Gas Industry,” “Business—Regulation of Production of Oil and Natural Gas,” “Certain Relationships and Related Party Transactions,” “Description of Capital Stock,” and “Material Tax Consequences to Non-U.S. Holders,” in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of any instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects. There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus, or to be filed as an exhibit to the Registration Statement, that is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus). The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the franchises, contracts and other documents described and, if applicable, filed, constitute accurate summaries of the terms of such franchises, contracts and documents in all material respects.

(nn) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and the NASDAQ Global Market (“NASDAQ”) promulgated thereunder.

(oo) None of the MRD Entities is now, and on the Closing Date, none of the MRD Entities will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(pp) The MRD Entities (considered as one entity) maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Disclosure Package and the Prospectus, none of the MRD Entities are aware of any material weaknesses in their internal control over financial reporting.

(qq) The Company has established and maintains “disclosure controls and procedures” (to the extent required by and as such term is defined in Rule 13a-15(e) under the Exchange Act); and (i) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the Company, including their respective principal executive officers and principal financial officers, as appropriate, and (ii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(rr) The interactive data in eXtensible Business Reporting Language included in the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ss) None of the MRD Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(tt) No MRD Entity nor, to the knowledge of any of the MRD Entities, any director, officer, agent or employee of any MRD Entity, has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the MRD Entities and, to the knowledge of any of the MRD Entities, their controlled affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(uu) The operations of each of the MRD Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the MRD Entities with respect to the Money Laundering Laws is pending or, to the knowledge of any of the MRD Entities, threatened.

(vv) No MRD Entity nor, to the knowledge of any of the MRD Entities, any director, officer, agent or employee of any MRD Entity, is currently subject to any sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”); and the MRD Entities will not knowingly directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any United States sanctions administered by OFAC.

(ww) All statistical and market-related data included in the Registration Statement, the Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(xx) None of the MRD Entities has distributed and, prior to the later to occur of the Closing Date or any settlement date and completion of the distribution of the Securities will distribute, any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Underwriter has consented in accordance with this Agreement, any other materials, if any, permitted by the Act, including Rule 134.

(yy) The Securities will have received approval to be listed on the NASDAQ by the Closing Date.

(zz) To the knowledge of the MRD Entities, there are no affiliations or associations between any member of FINRA and any of the Company’s officers or directors or the Company’s 5% or greater security holders, except as described in the Registration Statement, the Disclosure Package and the Prospectus.

(aaa) MRD Operating is the only significant subsidiary of the Company as defined by Rule 1-02 of Regulation S-X.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price per share set forth on Schedule V, the Underwritten Securities.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the Underwriter to purchase up to 1,800,000 Option Securities at the same purchase price per share as the Underwriter shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised in whole or from time to time in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Underwriter to the Company setting forth the number of shares of the Option Securities as to which the Underwriter is exercising the option and the settlement date. The maximum number of Option Securities to be sold by the Company is 1,800,000.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on September 25, 2015, or at such time on such later date not more than three Business Days after the foregoing date as the Underwriter shall designate, which date and time may be postponed by agreement between the Underwriter and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Underwriter for the account of the Underwriter, against payment by the Underwriter of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Underwritten Securities shall be made through the facilities of DTC unless the Underwriter shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Underwriter, at 745 Seventh Avenue, New York, New York 10019, on the date specified by the Underwriter (which shall be within three Business Days after exercise of said option) for the account of the Underwriter, against payment by the Underwriter of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Underwriter on the settlement date for the Option Securities, and the obligation of the Underwriter to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriter. It is understood that the Underwriter proposes to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements.

(i) The Company agrees with the Underwriter that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Underwriter with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriter of such timely filing. The Company will promptly advise the Underwriter (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b); (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective; (iii) of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement to the Prospectus or for any additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose; and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the

Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Underwriter so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Underwriter of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Underwriter an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Underwriter may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will use its reasonable best efforts to arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriter may reasonably designate and will maintain such qualifications in effect so long as reasonably required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) The Company will not, without the prior written consent of Barclays Capital Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 45 days after the date of this Agreement, provided, however, that (i) the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan, dividend reinvestment plan or other stock plan or arrangement of the Company described in the Prospectus or any amendment to or replacement of such plan and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time, (ii) the Company may file one or more registration statements on Form S-8 and (iii) the Company may offer, issue and sell shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, Common Stock in connection with any acquisition or strategic investment (including any joint venture or partnership) as long as (x) the aggregate number of shares of Common Stock issued or issuable does not exceed 10% of the number of shares of Common Stock outstanding immediately after the issuance and sale of the Securities pursuant to this Agreement and (y) each recipient of any such Common Stock issued or issuable agrees to the restrictions on the resale of securities that are consistent with the lock-up letters described in Section 6(i) hereof for the remainder of the 45-day restricted period.

(h) [Reserved].

(i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any “blue sky” memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the NASDAQ; (vi) any registration or qualification of the Securities for offer and sale under the securities or “blue sky” laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriter relating to such registration and qualification); (vii) any filings required to be made with the FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriter (not to exceed $10,000 relating to such filings)); (viii) all expenses incident to the “road show” for the offering of the Securities, provided that the Underwriter agrees to pay one-half of the cost of any chartered airplane or other transportation in connection therewith; (ix) the cost of any chartered airplane or other transportation in connection with Testing-the-Water Communications; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(k) The Company agrees that, unless it has or shall have obtained the prior written consent of the Underwriter, and the Underwriter agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto and any electronic road show. Any such “free writing prospectus” consented to by the Underwriter or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(l) The Company will promptly notify the Underwriter if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Act and (b) completion of the 45-day restricted period referred to in Section 5(g) hereof.

(m) If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Underwriter so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Underwriter in such quantities as may be reasonably requested.

6. Conditions to the Obligations of the Underwriter. The obligations of the Underwriter to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Akin Gump Strauss Hauer & Feld LLP, counsel for the Company, to have furnished to the Underwriter its opinion, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, substantially in the form set forth on Exhibit B.

(c) The Underwriter shall have received from Vinson & Elkins L.L.P., counsel for the Underwriter, such opinion or opinions, dated the Closing Date and addressed to the Underwriter, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Underwriter a certificate of the Company, signed by the Chief Executive Officer or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect.

(e) The Company shall have requested and caused KPMG LLP and Netherland, Sewell & Associates, Inc. to have furnished to the Underwriter at the Execution Time and at the Closing Date, customary comfort letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Underwriter, containing (i) in the case of the letter of KPMG LLP, statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus, and any amendments or supplements thereto, (ii) in the case of the letter of Netherland, Sewell & Associates, Inc., statements and information of the type ordinarily included in reserve engineers’ “comfort letters” to underwriters with respect to the reserve reports described in Section 1(z) hereof and related reserve information contained in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus, and any

amendments or supplements thereto and (iii) with regards to such letters dated the Closing Date or any settlement date, to the effect that such firm reaffirms the statements made in the letters furnished on the date of this Agreement, except that the specified date referred to shall be a date not more than three Business Days prior to the Closing Date or such settlement date. References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the respective letter.

(f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the MRD Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(h) Prior to the Closing Date, the Company shall have furnished to the Underwriter such further customary information, certificates and documents as the Underwriter may reasonably request.

(i) At the Execution Time, the other individuals or entities listed on Schedule III shall have furnished to the Underwriter a letter substantially in the form of Exhibit A hereto addressed to the Underwriter.

(j) The Underwriter shall have received from the Company such additional documents and certificates as the Underwriter or counsel for the Underwriter may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Vinson & Elkins L.L.P., counsel for the Underwriter, at 1001 Fannin St., Suite 2500, Houston, Texas 77002, on the Closing Date.

7. Reimbursement of Underwriter’s Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10(i) hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriter, the Company will reimburse the Underwriter on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter and each person who controls the Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, or the Prospectus or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, or any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus and any Written Testing-the-Waters Communication (“Marketing Materials”), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to the Underwriter, but only with reference to written information relating to the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any Marketing Materials.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriter agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriter from the offering of the Securities; provided, however, that in no case shall the Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by the Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriter shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Underwriter in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Underwriter shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, on the one hand or the Underwriter on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Underwriter shall have the same rights to contribution as the Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. [Reserved].

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Common Stock shall have been suspended by the Commission or NASDAQ; (ii) trading in securities generally on NASDAQ or the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (iii) a banking moratorium shall have been declared either by federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriter, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telefaxed to Barclays Capital Inc., General Counsel (fax no.: (646-834-8133) and confirmed to the General Counsel, Barclays Capital Inc., at 745 Seventh Avenue New York, New York 10019, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to 500 Dallas St., Suite 1800, Houston, Texas 77002, attn: General Counsel (fax no.: (713) 588-8301).

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter and any affiliate through which it may be acting, on the other, (b) the Underwriter is acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriter in connection with the offering and the process leading up to the offering is as an independent contractor and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Underwriter has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus, dated July 8, 2015, included in the Registration Statement.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Houston, Texas.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, (ii) the number of Underwritten Securities, Option Securities and the price to the public set forth on Schedule V, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall have the meaning set forth on Schedule V.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus relating to the offering of the Securities or filed pursuant to Rule 424(b) prior to the filing of the Prospectus, together with the Base Prospectus.

“Prospectus” shall mean the final prospectus relating to the offering of the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement on Form S-3ASR (File No. 333-205565), as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

“Rule 158”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 424(b)”, and “Rule 433” refer to such rules under the Act.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Underwriter.

Very truly yours,

Memorial Resource Development Corp.

By:	/s/ Kyle N. Roane
Name:	Kyle N. Roane
Title:	Senior Vice President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Barclays Capital Inc.

By:	/s/ Victoria Hale
Name: Victoria Hale
Vice President

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

SCHEDULE I

Schedule of Free Writing Prospectuses included in the Disclosure Package

None

SCHEDULE II

Schedule of Written Testing-the-Waters Communication

None

SCHEDULE III

Parties to Lock-Up Agreements

MRD Holdco LLC

Tony R. Weber

John A. Weinzierl

William J. Scarff

Kyle N. Roane

Dennis G. Venghaus

Andrew J. Cozby

Larry R. Forney

Gregory M. Robbins

Scott A. Gieselman

Kenneth A. Hersh

Carol L. O’Neill

Robert A. Innamorati

Pat Wood, III

SCHEDULE IV

List of Subsidiaries of Memorial Resource Development Corp.

Name of Subsidiary	Jurisdiction of Organization
MRD Operating LLC	Delaware
Memorial Production Partners GP LLC	Delaware
Memorial Resource Finance Corp.	Delaware
Beta Operating Company, LLC	Delaware
Memorial Production Partners LP	Delaware
Memorial Production Operating LLC	Delaware
Memorial Production Finance Corporation	Delaware
Memorial Midstream LLC	Texas
Memorial Energy Services LLC	Delaware
Columbus Energy, LLC	Delaware
Prospect Energy, LLC	Colorado
WHT Energy Partners LLC	Delaware
WHT Carthage LLC	Delaware
Rise Energy Operating, LLC	Delaware
Rise Energy Minerals, LLC	Delaware
Rise Energy Beta, LLC	Delaware
San Pedro Bay Pipeline Company	California
Terryville Mineral and Royalty Partners LP	Delaware
TRVL Partners GP LLC	Delaware

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SCHEDULE V

1.	Public offering price: $17.60 per share

2.	Number of Underwritten Securities Offered: 12,000,000

3.	Number of Option Securities Offered: 1,800,000

4.	Purchase price: $17.33 per share

5.	Execution Time: 6:20 p.m. New York City time on September 21, 2015

[Form of Lock-Up Agreement]	EXHIBIT A

Memorial Resource Development Corp.

Public Offering of Common Stock

September 21, 2015

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among Memorial Resource Development Corp., a Delaware corporation (the “Company”) and you as the Underwriter named therein (the “Underwriter”), relating to an underwritten public offering of common stock, $0.01 par value (the “Common Stock”), of the Company, and such offering of Common Stock (the “Offering”).

In order to induce you to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Barclays Capital Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period from the date hereof until 45 days after the date of the Underwriting Agreement (the “Lock-Up Period”).

The foregoing paragraph shall not apply to (a) bona fide gifts, sales or other dispositions of shares of any class of the Company’s capital stock, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any transfer pursuant to this clause (a) that (i) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto for the remaining Lock-Up Period; and (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including

A-1

without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the 45-day period referred to above, (b) the exercise of warrants or the exercise of stock options granted pursuant to the Company’s stock option/incentive plans or otherwise outstanding on the date hereof; provided, that the restrictions shall apply to shares of Common Stock issued upon such exercise or conversion and (c) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period (as the same may be extended pursuant to the provisions hereof); provided further, that the Company is not required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the Commission under the Exchange Act during the lock-up period and does not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if either the Company or the Underwriter notifies the other that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

Yours very truly,

[●]

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Form of Akin Gump Strauss Hauer & Feld LLP Opinion	EXHIBIT B

1.	(a)	The Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Delaware.

	(b)	Each Subsidiary is validly existing as a corporation, limited partnership or limited liability company, as applicable, and is in good standing under the laws of the State of Delaware.

2.	(a)	The Company is duly qualified to do business as a foreign corporation in, and is in good standing under the laws of or (as to the State of Texas) has the right to transact business in, each foreign qualification jurisdiction so identified on Exhibit F hereto.

	(b)	Each Subsidiary (other than Memorial Resource Finance Corp. (“Finance Corp.”), TRVL Partners GP LLC (“TRVL GP”) and Terryville Mineral & Royalty Partners LP (“TRVL”)) is duly qualified to do business as a foreign corporation or limited liability company, as applicable, in, and is in good standing under the laws of or (as to the State of Texas) has the right to transact business in, each foreign qualification jurisdiction so identified on Exhibit F hereto.

3.	(a)	The Company has all requisite corporate power and authority to own its properties and conduct its business, in each case in all material respects, as described in the Disclosure Package and the Final Prospectus. The Company has the requisite corporate power and authority necessary to execute and deliver the Underwriting Agreement and perform its obligations under the Underwriting Agreement. The execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its respective obligations thereunder have been duly authorized by all necessary corporate action on the part of the Company.

	(b)	Each Subsidiary has all requisite entity power and authority to own its respective properties and conduct its business, in each case in all material respects, as described in the Disclosure Package and the Final Prospectus.

4.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

5.	The Shares have been duly authorized and, when issued and delivered by the Company to the Underwriter against payment therefor in accordance with the Underwriting Agreement, will have been validly issued and will be fully paid and nonassessable and will not have been issued in violation of any preemptive rights under the Company’s Constitutive Documents, the Delaware General Corporation Law (the “DGCL”) or any Material Agreement.

6.	The authorized capital stock of the Company consists of 600,000,000 shares of common stock, par value $0.01 per share, of which 191,532,159 shares are issued and outstanding immediately prior to the issuance of the Shares, and 50,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding.

7.	Memorial Production Partners GP LLC (“MEMP GP”) is the sole general partner of the Partnership and owns of record 61,920 general partner units in the Partnership, which represents an approximate 0.1% general partner interest in the Partnership, free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware (the “Delaware UCC”) naming MEMP GP as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, in the case of (i) or (ii), other than those Liens that are (A) created under the Delaware Limited Liability Company Act (the “Delaware LLC Act”), (B) created in connection with the MEMP Credit Agreement, (C) created by the Constitutive Documents of the Partnership, or (D) disclosed in the Preliminary Prospectus and the Final Prospectus.

8.	MEMP GP owns of record 50% of the Incentive Distribution Rights in the Partnership (as defined in the Partnership Agreement), and the limited partner interests represented thereby, in the Partnership, free and clear of all Liens (i) in respect of which a financing statement under the Delaware UCC naming MEMP GP as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, in the case of (i) or (ii), other than those Liens that are (A) created under the Delaware LLC Act, (B) created in connection with the MEMP Credit Agreement, (C) created by the Constitutive Documents of the Partnership, or (D) disclosed in the Preliminary Prospectus and the Final Prospectus. Such Incentive Distribution Rights, and the limited partner interests represented thereby, have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303(a), 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)).

9.

With respect to each of the Subsidiaries set forth on Exhibit H attached hereto, each of the Owning Entities specified on Exhibit H with respect to such Subsidiary owns of record the respective equity interests of such Subsidiary as set forth as owned by such Owning Entity on Exhibit H attached hereto, free and clear of all Liens (i) in respect of which a financing statement under the Delaware UCC naming such Owning Entity as debtor is on file in the office of the Secretary of State of the State of Delaware naming such Owning Entity or (ii) otherwise known to us, in the case of (i) or (ii), other than those Liens that are (A) created under the DGCL, Delaware LLC Act or Delaware LP Act, as applicable, (B) created in connection with the Credit Agreement (as defined in Exhibit E), (C) created by the Constitutive Documents of such Subsidiary, or (D) disclosed in the

Preliminary Prospectus and the Final Prospectus. Such equity interests have been duly authorized and validly issued in accordance with the applicable Constitutive Documents and are fully paid (to the extent required under such applicable Constitutive Documents) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act or Sections 17-303(a), 17-607 and 17-804 of the Delaware LP Act, as applicable).

10.	Except as described in the Disclosure Package and the Final Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests in the Company pursuant to its Constitutive Documents, any other Material Agreement or any law, rule or regulation of any Included Law, other than those restrictions upon the transfer of equity interests created in connection with the Credit Agreement. None of the offering, issuance or sale of the Shares as contemplated by the Underwriting Agreement gives rise under the Company’s Constitutive Documents or any Material Agreement to any rights for inclusion in the Registration Statement of any shares or other securities of the Company, other than those that have been waived or are described in the Disclosure Package and the Final Prospectus.

11.	The Registration Statement became automatically effective upon filing under the Securities Act on July 8, 2015. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission. The filing of the Preliminary Prospectus and the Final Prospectus pursuant to Rule 424(b) (without reference to Rule 424(b)(8)) under the Securities Act was made in the manner and within the time period required by such Rule.

12.	No permit, consent, approval, authorization, order, registration, filing or qualification (“Consent”) of or with any court or governmental agency or body under the Included Laws is required in connection with (i) the offering, issuance or sale by the Company of the Shares or (ii) the execution, delivery and performance of the Underwriting Agreement by the Company, other than (a) such Consents required under state securities or “Blue Sky” laws, (b) such Consents that have been obtained or made and (c) Consents with respect to the Commission required in the performance by the Company of its obligations under Section 5 of the Underwriting Agreement.

13.

None of (i) the offering, issuance or sale of the Shares by the Company or (ii) the execution, delivery and performance of the Underwriting Agreement by the Company conflicts or will conflict with or constitutes or will constitute a breach or violation of or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, or results or will result in the creation or imposition of any Lien upon any property or assets of any of the MRD Entities (other than those Liens created in connection with the Credit Agreement) pursuant to, (a) any Constitutive Document, (b) any Material Agreement, (c) any law, rule or regulation of the Included Laws or (d) any order, judgment, decree or injunction of any court or governmental agency or body known to us directed to any of the MRD Entities or any of their properties in a proceeding to which any of them or their property is a party; provided, however, that no opinion is expressed pursuant to this paragraph 13 with respect to federal securities laws and other anti-fraud laws.

14.	The Company is not, and after giving effect to the Offering and the application of the proceeds therefrom as described in the Disclosure Package and the Final Prospectus, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

15.	The statements included in the Disclosure Package and the Final Prospectus under the headings “Description of Capital Stock” and “Material Tax Consequences to Non-U.S. Holders” and the statements under the headings “Certain Relationships and Related Transactions, and Director Independence” and “Business—Regulation of Environmental and Occupational Health and Safety Matters” in the Company’s annual report on Form 10-K for the year ended December 31, 2014 incorporated by reference into the Disclosure Package and the Final Prospectus, in each case, insofar as they purport to summarize any agreement, statute or regulation, are accurate summaries in all material respects; and the Shares conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus under the caption “Description of Capital Stock.”

Because the primary purpose of our professional engagement was not to establish or confirm factual matters, financial, accounting or statistical information or reserve and production information, and because many determinations involved in the preparation of the Registration Statement, the Disclosure Package and the Final Prospectus are of a wholly or partially non-legal character, except as expressly set forth in paragraph 15 of this opinion letter, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements.

However, in the course of our acting as counsel to the Company in connection with the preparation of the Registration Statement, the Disclosure Package and the Final Prospectus, we have reviewed each such document and have participated in conferences and telephone conversations with representatives of the Company, representatives of the independent public accountants for the Company, representatives of the independent reserve engineers for the Company, representatives of the Underwriter and representatives of the Underwriter’s counsel, during which conferences and conversations the contents of such documents and related matters were discussed.

Subject to the foregoing, on the basis of the information we gained in the course of our participation in such conferences and conversations and our review of such documents, we confirm to you that:

(a) Each of the Registration Statement, as of its effective date, the Preliminary Prospectus, as of the date of the Preliminary Prospectus Supplement, and the Final Prospectus, as of the date of the Final Prospectus Supplement, appeared on its face to be appropriately responsive in all material respects with the requirements of the Securities Act, except that (i) we express no view as to the financial statements, the notes and schedules thereto and other financial and accounting data and oil and gas reserve and production information contained or incorporated by reference therein or omitted therefrom and (ii) we express no view in this sentence as to the antifraud provisions of the U.S. federal securities laws and the rules and regulations promulgated under such provisions. We have no knowledge of any documents that are required to be filed under the Securities Act (but are not filed as required in all material respects) as exhibits to the Registration Statement, or of any documents or legal proceedings to which any MRD Entity is a party of a character that are required under the Securities Act to be summarized (but are not summarized as required in all material respects) in the Preliminary Prospectus or the Final Prospectus, except, in each case, we express no view (i) in this sentence as to the antifraud provisions of the U.S. federal securities laws and the rules and regulations promulgated under such provisions and (ii) as to the financial statements, the notes and schedules thereto and other financial and accounting data and oil and gas reserve and production information so required to be filed or summarized.

(b) No information has come to our attention that causes us to believe that (i) the Registration Statement, as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Disclosure Package, as of [●] [a.m. / p.m.] (New York time) on September [●], 2015 (which you have informed us is a time prior to the time of the first sale of the Shares by the Underwriter), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or (iii) the Final Prospectus, as of the date of the Final Prospectus Supplement and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in the case of each of clauses (i)-(iii) above, we do not express any view as to the financial statements, financial schedules and other financial and accounting data and oil and gas reserve and production information contained or incorporated by reference therein or omitted therefrom.